EXHIBIT INDEX

4.28      Form of Deferred Variable Annuity Contract (Form 272876 DPSGI).

4.29      Form of Deferred Variable Annuity Contract (Form 272876 DPWF6).

4.30      Form of Deferred Variable Annuity Contract (Form 272876 DPWF8).